SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------




                                    FORM 8-K

                                 CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934




        Date of Report (Date of earliest event reported): April 22, 2003



                            HFB FINANCIAL CORPORATION
                            -------------------------
             (Exact name of Registrant as specified in its charter)


         Tennessee                       0-20956                 61-1228266
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 (State or Other Jurisdiction           (Commission          (I.R.S. Employer
       of Incorporation)                 File Number)        Identification No.)

               1602 Cumberland Avenue, Middlesboro, Kentucky 40965
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                    (Address of principal executive offices)


                                 (606) 248-1095
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               Registrant's telephone number, including area code


                                 Not Applicable
                                 --------------
          (Former Name or former address, if changed since last report)



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Item 9.  First Quarter Earnings Release.
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           HFB Financial Corporation Announces First Quarter earnings

                                  PRESS RELEASE
                                 April 22, 2003
                             First Quarter Earnings

David B. Cook, President and Chief Executive Officer of HFB Financial Corporation announced today, earnings of $650,000 for the quarter ended March 31, 2003, as compared to earnings of $653,000 for the previous quarter ended December 31, 2002. Basic earnings per share were $0.52 per share and diluted earnings per share were $.51 for the quarter ended March 31, 2003 as compared to basic and diluted earnings per share of $0.52 for the previous quarter ended December 31, 2002. The Corporation had 1,301,101 shares of common stock outstanding at March 31, 2003.

     HFB Financial Corporation is the holding company for Home Federal Bank Corporation, a state chartered commercial bank with assets totaling $256.2 million at March 31, 2003. Home Federal which was founded in 1920, has full service offices in the communities of Middlesboro Kentucky, Harlan Kentucky, New Tazewell Tennessee and Jacksboro Tennessee.

Contact:          Stanley Alexander, Jr.  606-248-1095


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                     HFB FINANCIAL CORPORATION


Date:   April 25, 2003               By:   /s/ David B. Cook
                                          --------------------------------------
                                          David B. Cook
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)



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